Exhibit 4(a)
Form of Policy


                            FLEXIBLE PREMIUM VARIABLE
                             DEFERRED ANNUITY POLICY

[LIFE OF
 VIRGINIA
  LOGO]

     To the policyowner:

     Please read your policy carefully. This policy is a legal contract between you and the Company. You, the owner, have benefits and rights described in this policy. The annuitant is named in the policy. We will make income payments beginning on the Maturity Date, if the annuitant is still living on that date.

     THIS POLICY'S INCOME PAYMENTS DEPEND ON THE ACCOUNT VALUE. ACCOUNT VALUE MAY BE ALLOCATED TO THE SEPARATE ACCOUNT, AND THE GUARANTEE ACCOUNT, IF AVAILABLE. THE ACCOUNT VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. ACCOUNT VALUE IN THE GUARANTEE ACCOUNT, IF AVAILABLE, IS GUARANTEED BY THE COMPANY AS TO DOLLAR AMOUNT.

     RIGHT TO CANCEL. You may return this policy to our home office within 10 days after its delivery for a refund. The amount of the refund will equal the account value with any adjustments required by applicable law or regulation.

                    For The Life Insurance Company of Virginia

/s/ Ronald U. Dolan                             /s/  Pamela S. Schutz
   --------------------------                      ---------------------------
    CHAIRMAN                                        PRESIDENT


                  o Flexible Premium Variable Deferred Annuity
                  o Income payments beginning at maturity
                  o No Dividends
                  o Some benefits reflect investment results

                               THE LIFE INSURANCE
                               COMPANY OF VIRGINIA

                6610 West Board Street, Richmond, Virginia 23230
                                 A Stock Company



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P0LICY DATA

SCHEDULE OF BENEFITS                 SCHEDULE OF PURCHASE PAYMENTS
                                        AMOUNT      PAYABLE
ANNUITY                              $70,000.00    INITIAL PURCHASE PAYMENT


INITIAL PURCHASE PAYMENT:            $70,000.00
MINIMUM ADDITIONAL PURCHASE PAYMENT:   $1,000.00
MINIMUM PARTIAL SURRENDER:  $500.00 WITH AN ACCOUNT VALUE AFTER THE
                              SURRENDER OF NO LESS THAN $10,000.00
MINIMUM ACCOUNT VALUE ALLOWED TO REMAIN IN AN INVESTMENT OPTION AFTER A TRANSFER FROM THAT INVESTMENT OPTION IS $100.00.

ENHANCED PREMIUM RATE:    3%
DEATH BENEFIT PERIOD:
     INITIAL:    FIRST POLICY YEAR
     SUBSEQUENT:   EACH SUCCESSIVE POLICY YEAR PERIOD FOLLOWING THE
                     INITIAL PERIOD

GUARANTEED MINUMUM DEATH BENEFIT (RIDER FORM P5103)
     ANNUAL RATE:   6%
     ANNUAL OPTIONAL DEATH BENEFIT CHARGE:  0.25%

CHARGES:
     PREMIUM TAX RATE:                    0.00%
     MORTALITY AND EXPENSE CHARGE:        1.30% ANNUALLY (.003585% DAILY)
     ADMINISTRATIVE EXPENSE CHARGE:       0.25% ANNUALLY (.000686% DAILY)
     ANNUAL POLICY MAINTENANCE CHARGE:    $25.00
         WAIVED IF TOTAL PURCHASE PAYMENTS EXCEED $10,000 OR GREATER AT TIME THE
          CHARGE IS DUE.
     TRANSFER CHARGE:                     $10.00
          FOR BASE POLICY EXCLUDING ANY RIDERS

          OWNER           THE ANNUITANT

          ANNUITANT       JANE DOE  FEMALE  78 AGE  LAST  BIRTHDAY

          POLICY NUMBER   000000000

          POLICY DATE     NOVEMBER 1, 1998   NOVEMBER 1, 2053  MATURITY DATE
                          PLAN  FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY
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POLICY NUMBER [0000000]

SEPARATE ACCOUNT 4

INVESTMENT OPTIONS

INVESTMENT SUBDIVISIONS                 ARE INVESTED IN

                                   [FIDELITY VARIABLE INSURANCE PRODUCTS FUND
FID EQUITY-INCOME-B                   EQUITY-INCOME PORTFOLIO
FID GROWTH-B                          GROWTH PORTFOLIO
FID OVERSEAS-B                        OVERSEAS PORTFOLIO

                                    FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
FID ASSET MANAGER-B                   ASSET MANAGER PORTFOLIO
FID CONTRAFUND-B                      CONTRAFUND PORTFOLIO

                                   FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
FID GROWTH AND INCOME-B               GROWTH & INCOME PORTFOLIO
FID GROWTH OPPORTUNITIES-B            GROWTH OPPORTUNITIES PORTFOLIO

                                    FEDERATED INSURANCE SERIES
FED UTILITY II-B                      FEDERATED UTILITY FUND II
FED HIGH INCOME BOND II-B             FEDERATED HIGH INCOME BOND FUND II
FED AMERICAN LEADERS II-B             FEDERATED AMERICAN LEADERS FUND II

                                    JANUS ASPEN SERIES
JAN BALANCED-B                        BALANCED PORTFOLIO
JAN FLEXIBLE INCOME-B                 FLEXIBLE INCOME PORTFOLIO
JAN GROWTH-B                          GROWTH PORTFOLIO
JAN AGGRESSIVE GROWTH-B               AGGRESSIVE GROWTH PORTFOLIO
JAN WORLDWIDE GROWTH-B                WORLDWIDE GROWTH PORTFOLIO
JAN INTERNATIONAL GROWTH-B            INTERNATIONAL GROWTH PORTFOLIO
JAN CAPITAL APPRECIATION-B            CAPITAL APPRECIATION PORTFOLIO

                                    GE INVESTMENTS FUNDS, INC.
GEI MONEY MARKET-B                    MONEY MARKET FUND
GEI INCOME FUND-B                     INCOME FUND
GEI S&P 500 INDEX-B*                  S&P 500 INDEX FUND
GEI TOTAL RETURN-B                    TOTAL RETURN FUND
GEI INTERNATIONAL EQUITY-B            INTERNATIONAL EQUITY FUND
GEI REAL ESTATE SECURITIES-B          REAL ESTATE SECURITIES FUND
GEI VALUE EQUITY-B                    VALUE EQUITY FUND
GEI U.S. EQUITY-B                     U.S. EQUITY FUND

                                    OPPENHEIMER VARIABLE ACCOUNT FUNDS
OPP HIGH INCOME-B                     OPPENHEIMER HIGH INCOME FUND
OPP BOND-B                            OPPENHEIMER BOND FUND
OPP AGGRESSIVE GROWTH-B               OPPENHEIMER AGGRESSIVE GROWTH FUND
OPP GROWTH-B                          OPPENHEIMER GROWTH FUND
OPP MULTI STRATEGIES-B                OPPENHEIMER MULTIPLE STRATEGIES FUND

                                    GOLDMAN SACHS ASSET MANAGEMENT, INC.
GSF GROWTH AND INCOME-B               GOLDMAN SACHS GROWTH AND INCOME FUND
GSF MID CAP EQUITY-B                  GOLDMAN SACHS MID CAP EQUITY FUND

INVESTMENT SUBDIVISIONS                    ARE INVESTED IN

                                    SALOMON BROTHERS FUND
SAL INVESTORS-B                       SALOMON BROTHERS VARIABLE INVESTORS FUND
SAL TOTAL RETURN-B                    SALOMON BROTHERS VARIABLE TOTAL RETURN
                                          FUND
SAL STRATEGIC BOND-B                  SALOMON BROTHERS VARIABLE STRATEGIC BOND
                                          FUND]


GUARANTEE ACCOUNT:

MINIMUM GUARANTEED INTEREST RATE:  [3%]


THE PORTION OF EACH PURCHASE PAYMENT AND EACH ENHANCED PREMIUM AMOUNT ALLOCATED TO ANY PARTICULAR INVESTMENT OPTION MUST BE AT LEAST [1%].

YOU MAY ALLOCATED YOUR ACCOUNT VALUE TO AS MANY AS [TEN] INVESTMENT SUBDIVISIONS. CONSULT THE PROSPECTUS FOR INVESTMENT DETAILS.

* "STANDARD & POOR'S," "S&P," "S&P 500," "STANDARD & POOR'S 500," AND "500"
ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR
USE BY GE INVESTMENT MANAGEMENT INCORPORATED. THE S&P 500 INDEX FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR'S AND STANDARD & POOR'S MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE FUND.

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POLICY NUMBER:  [0000000]

                    TABLE OF SURRENDER CHARGES

     YEARS                              SURRENDER CHARGE PERCENTAGE
       1                                           [8]
       2                                           [8]
       3                                           [7]
       4                                           [6]
       5                                           [5]
       6                                           [4]
       7                                           [3]
       8                                           [2]
  YEARS 9 AND LATER                                [0]


[THE UNADJUSTED DEATH BENEFIT WILL BE ADJUSTED FOR PARTIAL SURRENDERS PROPORTIONALLY BY THE SAME PERCENTAGE THAT THE SURRENDER REDUCED THE ACCOUNT VALUE.]

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                     TABLE OF CONTENTS

Policy Date..................................................
Definitions..................................................
Introduction.................................................
Owner, Annuitant and Beneficiary Provisions..................
Death Provisions.............................................
Purchase Payments............................................
Monthly Income Benefit.......................................
Separate Account.............................................
Account Value Benefits.......................................
General Information..........................................
Optional Payment Plans.......................................
Copies of any application, riders and endorsements follow page.


                    DEFINITIONS

ACCOUNT VALUE - The sum of the values allocated to each Investment Option.

ACCUMULATION UNIT - Unit of measure used in calculating the Account Value in the Separate Account prior to the Maturity Date.

AGE - The Age of the Annuitant as of the Policy Date as shown on the policy data pages.

ANNUITANT - The person named on the policy data pages whose Age and, where appropriate, sex are used in determining the amount of the monthly income benefits.

ANNUITY UNIT - Unit of measure used in determining the amount of the second and each subsequent Variable income payment.

ASSUMED INTEREST RATE - Interest rate used in calculating the Variable Income Payment amounts.

BENEFICIARY - The person(s) or entity named in any application.

THE COMPANY - The Life Insurance Commpany of Virginia. "We", "us" or "our" refers to the Company.

CONTINGENT ANNUITANT - The person named by the Owner who at the death of the Annuitant prior to the Maturity Date may become the Annuitant in certain circumstances. (See Death Provisions.)

DEATH BENEFIT - The benefit provided under the Policy upon the death of an Annuitant prior to the Maturity Date.

DESIGNATED BENEFICIARY - The person or entity designated in the Policy who on the date of an Owner's, Joint Owner's or Annuitant's death will be thereafter as the sole Owner of the Policy. (See Death Benefits section.)

ENHANCED PREMIUM AMOUNT - An amount equal to the enhanced premium rate as shown on the policy data pages applied to any Purchase Payment.

FIXED INCOME PAYMENTS - Income payments that are supported by the General Account and which do not vary in amount based on the investment experience of the Separate Account.

FUND - Any open-end management investment company or investment portfolio thereof, or unit investment trust or series thereof, in which an Investment Subdivision invests.

GENERAL ACCOUNT - Assets of the Company other than those allocated to the Separate Account or any other separate account of the Company.

GUARANTEE ACCOUNT - If available by rider, amounts allocated under this Policy to be held in our General Account.

HOME OFFICE - The Company's offices at 6610 West Broad Street, Richmond, Virginia 23230.

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INCOME PAYMENT - One of a series of payments made under either the Monthly
Income Benefit or one of the Optional Payment Plans.

INVESTMENT OPTIONS - Any available Guarantee Account and the Separate Account Investment Subdivision(s) shown on the policy data pages.

INVESTMENT SUBDIVISION - A subdivision of the Separate Account, the assets of which are invested exclusively in a corresponding Fund.

MATURITY DATE - The date stated on the policy data pages, unless changed after issue, on which income payments are scheduled to commence, if the Annuitant is living on that date.

MATURITY VALUE - The Surrender Value on the day immediately preceding the Maturity Date.

OPTIONAL PAYMENT PLAN - A plan whereby any part of a Death Benefit, Surrender Value or Maturity Value can be left with us to provide income payments to a Payee.

OWNER/JOINT OWNERS - The person(s) or entity entitled to receive income payments after the Maturity Date. The Owner or Joint Owners are also entitled to the ownership rights stated in the Policy during the lifetime of the Annuitant and are shown on the policy data pages and in any application. "You" or "your" refers to the Owner or Joint Owners.

PAYEE - Person or entity entitled to receive income payments under an Optional Payment Plan.

POLICY - This contract with any attached application and any riders and endorsements.

POLICY DATE - Date the Policy is issued and becomes effective. The Policy Date is shown on the policy data pages and is used to determine policy years and anniversaries.

PURCHASE PAYMENT - A payment received by the Company and applied to this Policy. When used in connection with this Policy, the term "Purchase Payment" means the same as the term "premium payment".

SEPARATE ACCOUNT - The segregated asset account of the Company shown on the policy data pages.

SURRENDER VALUE - The Account Value on the date we receive written request for surrender in our Home Office less any surrender charge and any applicable premium tax.

VALUATION DAY - For each Investment Subdivision, each day on which the New York Stock Exchange is open for business except for days that the Investment Subdivision's corresponding Fund does not value its shares.

VALUATION PERIOD - Period that starts at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the next succeeding Valuation Day.

VARIABLE INCOME PAYMENTS - Income payments that vary in amount from one income payment to the next based on the investment experience of one or more Investment Subdivisions.


                         INTRODUCTION

This is a flexible premium variable deferred annuity policy. The initial Purchase Payment is due on the Policy Date. Additional Purchase Payments may be paid at any time before the Maturity Date. In return for these Purchase Payments and any application, we provide certain benefits.

The Policy provides a monthly income beginning on the Maturity Date. The amount of monthly income will depend on:
     o   the Maturity Value;
     o   the amount of any applicable premium tax;
     o the Annuitant's sex, where appropriate, and settlement age on the Maturity Date; and
     o   the payment plan chosen.

See Optional Payment Plans section for the payout plans available. See conditions described in the Death Provisions section for details regaring payment or the continuation of the Policy at the death of the Owner, Joint Owner or Annuitant prior to the Maturity Date.

The Policy and Its Parts

This Policy is a legal contract. It is the entire contract between you and us. An agent cannot change this contract. Any change to it must be in writing and approved by us. Only an authorized officer can give our approval. READ THIS POLICY CAREFULLY.

All statements in any application are considered representations and not warranties.

We reserve the right to amend this Policy as needed to maintain its status as an annuity under the Internal Revenue Code. If the Policy is amended, we will send you a copy of the amendment complying with the requirements imposed by the Internal Revenue Service ("IRS"). This Policy is intended to constitute an annuity within the meaning of the Internal Revenue Code, and its provisions should be interpreted consistently with this intent.

                  OWNER, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

The Owner

You have rights while this Policy is in force, subject to the rights of any Beneficiary named irrevocably, and any assignee under an assignment filed with us.

Joint Owners own the Policy equally with the right of survivorship. Right of survivorship means that if a Joint Owner dies, his or her interest in the Policy will pass to the surviving Joint Owner. Disposition of the Policy upon death of an Owner is subject to the Death Provisions.

The Annuitant

The Policy names you or someone else as the Annuitant. The Contingent Annuitant can be named in the application, if any, for this Policy or by sending a written request to our Home Office. At the death of the Annuitant prior to the Maturity Date, the Contingent Annuitant, if any, may become the Annuitant in certain circumstances. (See Death Provisions). If no Contingent Annuitant is alive, the Owner (if a natural person, otherwise, the Joint Owner, if a natural person) will be the Contingent Annuitant.

The Beneficiary

The primary beneficiary and any contingent beneficiary can be named in the application, if any, for this Policy or by sending a written request to our Home Office.

Changing the Owner, Contingent Annuitant or Beneficiary

During the Annuitant's life, you can change the Owner, the Contingent Annuitant and any Beneficiary if you reserved this right. A person named irrevocably may be changed only with that person's written consent. To make a change, send a written request to our Home Office. The request and the change must be in a form satisfactory to us. The change will take effect as of the date you sign the request. The change will be subject to any transaction we execute before we record the change. Except as described above, the Annuitant cannot be changed.

Using the Policy as Collateral for a Loan

This Policy may be assigned as collateral security for a loan. We must be notified in writing if you assign the Policy. Any payment we make before we record the assignment at our Home Office will not be affected. We are not responsible for the validity of an assignment. Your rights and the rights of a Beneficiary may be affected by an assignment. The basic benefits of the Policy are assignable. Additional benefits added by any rider may or may not be available/eligible for assignment.

Trustee

If a trustee is named as the Owner or Beneficiary of this Policy and subsequently exercises ownership rights or claims benefits hereunder, we will have no obligation to verify that a trust is in effect or that the trustee is acting within the scope of his/her authority. Payment of policy benefits to the trustee will release us from all obligations under the Policy to the extent of the payment. When we make a payment to the trustee, we will have no obligation to ensure that such payment is applied according to the terms of the trust agreement.

                                DEATH PROVISIONS
--------------------------------------------------------------------------------

When a Distribution Is Required

In certain circumstances, federal tax law requires that distributions be made under this Policy. Except as described below, a distribution is required at the first death of:
     (a) an Owner or Joint Owner; or
     (b) the Annuitant if any Owner is a non-natural entity.

The amount of proceeds available upon death and the methods available for distributing such proceeds are also described in this section.

Designated Beneficiary

At the first death of a) an Owner or Joint Owner, or b) the Annuitant if any Owner is a non-natural entity, the person or entity first listed below who is alive or in existence on the date of that death will become the Designated
Beneficiary:
     (1) Owner or Joint Owners
     (2) primary beneficiary
     (3) contingent beneficiary
     (4) Owner's estate

The Designated Beneficiary will be treated thereafter as the sole Owner of the Policy and may choose one of the Payment Choices below, subject to the distribution rules stated below. For purposes of this section, if there is more than one Designated Beneficiary, each one will be treated separately with respect to their portion of the Policy.

Distribution Rules When Death Occurs Before Income Payments Begin

If the Designated Beneficiary is the surviving spouse of the deceased person, we will continue the Policy in force with the surviving spouse as the new Owner. If the deceased person was the Annuitant and there was no surviving Contingent Annuitant, the surviving spouse will automatically become the new Annuitant. At the death of the surviving spouse, this provision may not be used again. The provision below regarding If the Designated Beneficiary is not the surviving spouse must be used instead.

If the Designated Beneficiary is not the surviving spouse of the deceased person, this Policy cannot be continued in force indefinitely. Instead, after the date of death:
     o No further Purchase Payments will be accepted.
     o Payments must be made to, or for the benefit of, the Designated Beneficiary under one of the Payment Choices listed below.
     o If no choice is made by the Designated Beneficiary within 30 days following receipt of due proof of death, we will use Payment Choice 2.
     o If the Designated Beneficiary dies before the entire Surrender Value has been distributed, we will pay in a lump sum payment any Surrender Value still remaining to the person named by the Designated Beneficiary or, if no person is so named, to the Designated Beneficiary's estate.

Payment Choices:
     (1) Receive the Surrender Value in one lump sum payment upon receipt of due proof of death;
     (2) Receive the Surrender Value at any time during the five year period following the date of death by partially or totally surrendering the Policy. At the end of that five year period, we will pay in a lump sum payment any Surrender Value still remaining;

     (3) Apply the Surrender Value to provide an income under Optional Payment Plan 1 or 2. The first income payment must be made no later than one year after the date of death. The income payment period must be either
         (1) the lifetime of the Designated Beneficiary, or (2) a period not exceeding the Designated Beneficiary's life expectancy.

Under Payment Choices (1) and (2), this Policy will terminate upon payment of the entire Surrender Value. Under Payment Choice (3), this Policy will terminate when the Surrender Value is applied to the Optional Payment Plan. Due proof of death must be provided within 90 days of death.

Proceeds When Death Occurs Before Income Payments Begin

If an Owner or Joint Owner dies and that person is someone other than the Annuitant, the amount of proceeds available is the Surrender Value. We will distribute the Surrender Value to, or for the benefit of, the Designated Beneficiary as described previously in this section.

If the Annuitant dies, regardless of whether he/she is also an Owner or Joint Owner of the Policy, the amount of proceeds available is the Death Benefit. Upon receipt of due proof of the Annuitant's death, the Death Benefit will constitute the new Surrender Value and will be treated in accordance with instructions provided by the Owner, subject to distribution rules and termination of contract provisions described above.

Death Benefit Available at Death of Annuitant

The Death Benefit will equal the amount of proceeds available as calculated below.

Actual Amount of Proceeds Payable. The actual amount of proceeds payable will equal the Death Benefit. The Death Benefit is calculated as of the date we receive a request for distribution by adding (a) and (b) where:
     (a) is the Account Value as of the date we receive the request for distribution of proceeds or the date we receive due proof of death, if later; and
     (b) is the excess, if any, of the Unadjusted Death Benefit as of the date of the Annuitant's death over the Account Value as of the date of the Annuitant's death, with interest credited on that excess from the date of the Annuitant's death to the date of distribution.

Unadjusted Death Benefit Calculation

If the death occurs prior to the policy anniversary the Annuitant reaches age
81,
     o During the initial death benefit period, as shown on the policy data pages, the Unadjusted Death Benefit will be the greater of items (1) and (2) defined below.
     o During any subsequent death benefit period, as shown on the policy data pages, the Unadjusted Death Benefit will be the greatest of items (1),
       (2) and (3) defined below.

If the death occurs on or after the policy anniversary the Annuitant reaches age 81,
     o the Unadjusted Death Benefit will be the Account Value as of the Annuitant's date of death.

As used in calculating the Unadjusted Death Benefit described above, items (1),
(2) and (3) are defined as:
     (1) The Account Value of the Policy as of the Annuitant's date of death.
     (2) The total of Purchase Payments paid adjusted for any applicable premium tax and any partial surrenders.
     (3) The Unadjusted Death Benefit on the last day of the preceding death benefit period, plus any Purchase Payments paid since then, adjusted for any applicable premium tax and any partial surrenders. As used in this provision, the death benefit period is defined as the period of time commencing with the Policy Date through the end of the initial death benefit period and every subsequent death benefit period thereafter.

The adjustment for partial surrenders is described on the policy data pages.

Distribution Rules When Death Occurs After Income Payments Begin

If an Owner, Joint Owner, Annuitant, or Payee dies after income payments have begun, the entire interest remaining in the Policy will be distributed at least as rapidly as under the method of distribution being used on the date of death. Under this scenario, "entire interest" means any guaranteed payments remaining under the payment plan in effect on the date of death.

                               PURCHASE PAYMENTS
--------------------------------------------------------------------------------

The initial Purchase Payment is due on the Policy Date.

Additional Purchase Payments

You may make additional Purchase Payments at any time before the Maturity Date. The minimum amount allowed as an additional Purchase Payment is defined on the policy data pages.

When and Where to Send Purchase Payments

Each Purchase Payment is payable in advance. Send each Purchase Payment to our Home Office. Make any checks or money orders payable to The Life Insurance Company of Virginia.

Allocations

You may allocate Purchase Payments and your Enhanced Premium Amount to one or more Investment Options. The maximum number of Investment Option allocations allowed is shown on the policy data pages. The minimum percentage of each Purchase Payment and each Enhanced Premium Amount that may be allocated to any particular Investment Option is also provided on the policy data pages. Allocations will be made in accordance with your instructions we have on file.

You may change the allocation of later Purchase Payments and Enhanced Premium Amounts at any time, without charge, by sending a notice to us at our Home Office. The notice must be in writing or in any form acceptable to us. The allocation will apply to Purchase Payments received and Enhanced Premium Amounts credited after we receive the change.

We add an Enhanced Premium Amount to each Purchase Payment we receive. This amount is funded from our General Account and is provided at no cost to you. For each Purchase Payment you make, we will add a percentage (shown on the policy data pages) of that Purchase Payment to your Account Value. The Enhanced Premium Amount is applied when your Purchase Payment is applied to your Account Value, and is allocated on a prorata basis to the Investment Options you selected in the same ratio as the applicable Purchase Payment.

                             MONTHLY INCOME BENEFIT
--------------------------------------------------------------------------------

We will pay you a monthly income for a guaranteed minimum period beginning on the Maturity Date if the Annuitant is still living. The monthly income will be a Variable income payment similar to that described in the provision titled "Variable Income Options" under the Optional Payment Plans section. Payments will be made automatically under a Life Income with 10 Years Certain plan, unless you choose otherwise.

Under the Life Income 10 Years Certain plan, if the Annuitant lives longer than 10 years, payments will continue for his or her life. If the Annuitant dies before the end of ten years, the remaining payments for the ten year period will be discounted at the same rate used to calculate the monthly income. The discounted amount will be paid in one sum to you.

At any time, while the Annuitant is living, and before the Maturity Date, you may choose to change the payment plan by written request. If you do choose a different plan, the monthly income will reflect the plan chosen. Payment plans which base payment on the life or lives of one or more individuals will base such payment on the life of the Annuitant or the Annuitant and an additional individual. You may elect to receive the Maturity Value in a lump sum instead of receiving a monthly income. If we pay the Maturity Value, in a lump sum, we will have no further obligation under the Policy.

The initial income payment under the automatic payment plan, payable monthly, is calculated by multiplying (a) times (b), divided by (c) where:
     (a) is the monthly payment rate per $1000, shown under the Optional Payment Plans for Life Income 10 years Certain, using the sex, if appropriate, and settlement age of the Annuitant, instead of the Payee, on the Maturity Date;
     (b) is the Maturity Value; and
     (c) is $1000.

Income payments will be made monthly unless quarterly, semi-annual or annual payments are chosen by written request. However, if any payment made more frequently than annually would be or becomes less than $100, we reserve the right to reduce the frequency of payments to an interval that would result in each payment being at least $100. If the annual payment payable at maturity is less than $20, we will pay the Maturity Value and the Policy will terminate effective as of the Maturity Date.

Maturity Date

The Maturity Date is provided on the policy data pages, unless changed after issue. You may change the Maturity Date to any date at least ten years after the date of the last Purchase Payment. The Maturity Date cannot be a date later than the policy anniversary on which the Annuitant reaches age 90, unless a later date is approved by the Company. To make a change, send us written notice before the Maturity Date then in effect. If you change the Maturity Date, Maturity Date will then mean the new Maturity Date you selected.

                                SEPARATE ACCOUNT
--------------------------------------------------------------------------------

The Separate Account named on the policy data pages supports the operation of this Policy and certain other variable annuity policies we may offer. We will not allocate assets to the Separate Account to support the operation of any contracts or policies that are not variable annuities.

We own the assets in the Separate Account. These assets are held separately from our other assets and are not part of our General Account.

The Separate Account is registered with the Securities and Exchange Commission ("SEC") as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to laws of the Commonwealth of Virginia which regulate the operations of insurance companies incorporated in Virginia. The investment policies of the Separate Account will not be changed without the approval of the Insurance Commissioner of the Commonwealth of Virginia.

Insulation of Assets

The portion of the assets of the Separate Account which equals the reserves and other policy liabilities of the policies which are supported by the Separate Account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of such reserves and other policy liabilities.

Investment Subdivisions

The Separate Account is divided into Investment Subdivisions. The income, gains and losses, realized or unrealized, from the assets allocated to an Investment Subdivision are credited to or charged against such Investment Subdivision, without regard to other income, gains or losses of the Company or any other Investment Subdivision.

The Investment Subdivisions available under this Policy are shown on the policy data pages. Each Investment Subdivision invests exclusively in shares of a corresponding Fund. Shares of a Fund are purchased and redeemed for an Investment Subdivision at their net asset value per share. Any amounts of income, dividends and gains distributed from the shares of a Fund are reinvested in additional shares of that Fund at its net asset value.

Changes To The Separate Account And Investment Subdivisions

Where permitted by applicable law, the Company may:
     o create new separate accounts;
     o combine separate accounts, including the Separate Account;
     o transfer assets of the Separate Account, which we determine to be associated with the class of policies to which this Policy belongs, to another separate account;
     o add new Investment Subdivisions to or remove existing Investment Subdivisions from the Separate Account or combine Investment Subdivisions;
     o make Investment Subdivisions (including new Investment Subdivisions) available to such classes of policies as we may determine;
     o add new Funds or remove existing Funds;
     o substitute new Funds for any existing Fund whose shares are no longer available for investment;
     o substitute new Funds for any existing Fund which we determine is no longer appropriate in light of the purposes of the Separate Account;
     o deregister the Separate Account under the Investment Company Act of 1940; and
     o operate the Separate Account under the direction of a committee or in any other form permitted by law.

In the event of any substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

Valuation of Separate Account Assets

We will value the assets of the Separate Account each Valuation Day at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

Accumulation Units

Purchase payment(s) allocated to an Investment Subdivision or amounts transferred to an Investment Subdivision are converted into Accumulation Units. The number of Accumulation Units is determined by dividing the dollar amount allocated to each Investment Subdivision by the value of the Accumulation Unit for that Investment Subdivision for the Valuation Day on which the Purchase Payment(s) or transferred amount is invested in the Investment Subdivision. Therefore, Purchase Payment(s) allocated to or amounts transferred to an Investment Subdivision increase the number of Accumulation Units of that Investment Subdivision.

The events which will reduce the number of Accumulation Units of an Investment Subdivision are as follows:
     (1) surrenders or transfers of Account Value from an Investment
         Subdivision;
     (2) surrender of the Policy;
     (3) payment of a Death Benefit;
     (4) application of Account Value to an income payment option; and
     (5) applicable Policy and/or rider fees and charges.

Accumulation Units are canceled as of the end of the Valuation Period in which the Company receives notice regarding the event.

Accumulation Unit Value

The value of an Accumulation Unit for each Investment Subdivision was arbitrarily set when the Investment Subdivision began operations. Thereafter, the value of an Accumulation Unit at the end of every Valuation Day is the value of the Accumulation Unit at the end of the previous Valuation Day multiplied by the net investment factor, as described below. On any day that is a Valuation Day, the Account Value in an Investment Subdivision is determined by multiplying the number of Accumulation Units attributable to the Policy in that Investment Subdivision by the value of the Accumulation Unit for that Investment Subdivision.

Net Investment Factor

The net investment factor is used to measure the investment performance of an Investment Subdivision. The net investment factor for any Investment Subdivision for any Valuation Period is determined by (a) divided by (b), minus
(c), where:
     (a) is the result of:
         (1) the value of the assets in the Investment Subdivision at the end of the preceding Valuation Period; plus
         (2) the investment income and capital gains, realized or unrealized, credited to those assets at the end of the Valuation Period for which the net investment factor is being determined; minus
         (3) the capital losses, realized or unrealized, charged against those assets during the Valuation Period; minus
         (4) any amount charged against the Separate Account for taxes, or any amount we set aside during the Valuation Period as a provision for taxes attributable to the operation or maintenance of the Separate Account; and
     (b) is the value of the assets in the Investment Subdivision at the end of the preceding Valuation Period; and

        (c) is a factor for the Valuation Period representing the charge for mortality and expense risks we assume and for administrative expenses deducted from the Investment Subdivision. The annual rate for these charges is shown on the policy data pages.

Transfers Before Income Payments Begin

You may transfer amounts among the Investment Options by sending a request to us at our Home Office. Transfers involving the Guarantee Account, if available, are subject to limitations defined in the Guarantee Account rider. Transfer requests must be in writing or in any form acceptable to us. Transfers will be made without a transfer charge; however, we reserve the right to impose a transfer charge.

The amount of any transfer charge, if applicable, is provided on the policy data pages. When we perform transfers, the Account Value on the date of the transfer will not be affected by the transfer except to the extent of any transfer charge. Any transfer charge will be taken from the amount transferred.

We reserve the right to limit, upon written notice, the number of transfers each calendar year to twelve or, if it is necessary for the Policy to continue to be treated as an annuity policy by the IRS, a lower number. Also, we reserve the right to refuse to execute any transfer:

        (1) if any of the Investment Subdivisions that would be affected by the transfer is unable to purchase or redeem shares of the Fund in which the Investment Subdivision invests; or

        (2) if the transfer is a result of more than one trade involving the same Investment Subdivision within a 30 day period; or

        (3) if the transfer would adversely affect accumulation unit values (which may occur if the transfer would affect one percent or more of the relevant Fund's total assets).

Transfers will be effective as of the end of the Valuation Period during which we receive your request at our Home Office. If the amount of your Account Value remaining in an Investment Option after the transfer is less than the minimum balance stated on the policy data pages, we will transfer the remaining balance in addition to the amount requested for transfer. We will not allow a transfer into any Investment Option unless the Account Value of that Investment Option after the transfer is at least equal to the amount stated on the policy data pages.

Where permitted by law, we may accept your authorization of third party transfers on your behalf. We may restrict the Investment Subdivisions that will be available to you for transfers of Purchase Payments during any period in which you authorize such third party to act on your behalf. We will give you prior notice of any such restrictions. However, we will not enforce such restrictions if you provide us with satisfactory evidence that (1) such third party has been appointed by a court of competent jurisdiction to act on your behalf, or (2) such third party has been appointed by you to act on your behalf for all your financial affairs.

Transfers After Variable Income Payments Begin

If Variable Income Payments are being made, you may transfer Annuity Units among the Investment Subdivisions of the Separate Account by sending a request to us at our Home Office. This request must be in writing or in any form acceptable to us. You may make one transfer in each calendar year. We reserve the right to limit the number of transfers if necessary for the Policy to continue to be treated as an annuity policy by the IRS. Also, we reserve the right to refuse to execute any transfer if any of the Investment Subdivisions that would be affected by the transfer is unable to purchase or redeem shares of the Fund in which the Investment Subdivision invests. If the number of Annuity Units remaining in an Investment Subdivision after a transfer is less than 1, we will transfer the remaining balance in addition to the amount requested for transfer. We will not allow a transfer into any Investment Subdivision unless the number of Annuity Units of that Investment Subdivision after the transfer is at least 1. No transfer charge is imposed for transfers of Annuity Units. The amount of the income payment as of the date of the transfer will not be affected by the transfer.

                             ACCOUNT VALUE BENEFITS
--------------------------------------------------------------------------------

On the date the initial Purchase Payment is received and accepted, the Account Value equals the initial Purchase Payment and the initial Enhanced Premium Amount. At the end of each Valuation Period after such date, the Account Value allocated to each Investment Subdivision of the Separate Account is (a) plus (b) plus (c) minus (d) minus (e) minus (f), where:

        (a) is the Account Value allocated to the Investment Subdivision at the end of the preceding Valuation Period, multiplied by the Investment Subdivision's net investment factor for the current Valuation Period;

        (b) is Purchase Payments and the Enhanced Premium Amounts allocated to the Investment Subdivision during the current Valuation Period;

        (c) is any other amounts transferred out of the Investment Subdivision during the current Valuation Period;

        (d) is Account Value transferred out of the Investment Subdivision during the current Valuation Period;

        (e) is any surrender made from the Investment Subdivision during the current Valuation Period; and

        (f) is any premium tax deductions.

Annual Policy Maintenance Charge

There will be a charge made each year for maintenance of the Policy. This charge is made once for each policy year against the Account Value allocated to the Separate Account. The charge for a policy year will be deducted at the earlier of the next policy anniversary or the date the Policy is surrendered. The amount of this charge is shown on the policy data pages. We will waive this charge if the total Purchase Payments at the time the charge is due exceeds the amount shown on the policy data pages.

Annual Death Benefit Charge

There may be a charge made each year for the Death Benefit of the Policy. Any charge is made in arrears at the beginning of each policy year after the first, and at surrender, against the Account Value in the Separate Account. The maximum charge will be the rate shown on the policy data pages times the Account Value at the time of deduction. The actual charge will never be greater than the maximum annual charge. The charge at surrender will be a prorata portion of the annual charge.

Surrender

You can fully or partially surrender this Policy by sending a written request to our Home Office. We must receive the request before income payments begin. You may be required to pay a surrender charge and any applicable premium tax. (see Premium Tax). These charges will be deducted from the amount surrendered.

Full Surrender. You must send us your Policy with your request for full surrender. The amount payable is the Surrender Value. The Surrender Value of this Policy is the Account Value on the date we receive your written request for surrender in our Home Office, less any surrender charge and applicable premium tax. See Deferred Premium TAx.

Partial Surrender. You may make a partial surrender from the Account Value of this Policy at any time. The allowable partial surrender amount is subject to limitations as defined on the policy data pages. The amount payable will be the amount of the partial surrender, less any surrender charge and any applicable premium tax. See Deferred Premium Tax.

You may tell us how to deduct the partial surrender from the Investment Options. If you do not, the partial surrender will be deducted first from each Investment Subdivision in the same proportion that the Policy's Account Value in that Investment Subdivision bears to the total Account Value in all Investment Subdivisions on the date we receive the request in our Home Office. If this amount of the partial surrender exceeds the Account Value in the Investment Subdivision(s), any remaining deductions will be made from the available Guarantee Account Investment Options. The amounts deducted from the Guarantee Account Investment Options will be taken on a first-in, first-out basis. "First-in, first-out" means the order in which Purchase Payments and transferred amounts were allocated to that Guarantee Account Investment Option.

Deferred Premium Tax. If we paid a tax on a Purchase Payment and we did not previously deduct the tax, then we may deduct it at the time of surrender. See Premium Tax.

Surrender Charge

All or part of the amount surrendered may be subject to a surrender charge. The surrender charge is a percentage of each Purchase Payment. The applicable percentage for each Purchase Payment is shown in the Table of Surrender Charges on the policy data pages. The number of years shown in the table represents the number of full and partially completed years since the Purchase Payment was received.

Order of withdrawal. Amounts surrendered will be deducted first from any gain in the Policy. Surrender charges are not assessed on amounts surrendered which represent gain. For purposes of this section, "gain" is calculated as (a) plus
(b) minus (c) minus (d), but not less than zero where:

        (a) is the Account Value on the date we receive your surrender request;
        (b) is the total of any partial surrenders previously taken;
        (c) is the total of Purchase Payments made; and
        (d) is the total of any gain previously surrendered.

In addition to any gain, an amount equal to 10% of the total Purchase Payments made through the date of surrender can also be withdrawn during each policy year without a surrender charge (the "10% free withdrawal amount"). The 10% free withdrawal amount is not cumulative from policy year to policy year. Any amount surrendered in excess of (1) the gain on the date of surrender, plus (2) 10% of the total Purchase Payments, will be the amount subject to a surrender charge. For purposes of determining the applicable surrender charge, the amount subject to a surrender charge will be deducted from Purchase Payments on a first-in, first-out basis. Amounts surrendered which are not subject to surrender charge may be taken as a series of periodic payments instead of a lump sum.

There will be no surrender charge if you choose one of the following Optional Payment Plans:

        o  Plan 1;
        o  Plan 2 for a period of 5 or more years;
        o  Plan 5.

Postponement of Payments

We will usually pay any amounts payable as a result of full or partial surrenders within seven days after we receive a request in our Home Office. The request must be in writing or in a form satisfactory to us. We will usually pay any proceeds payable as a result of death within seven days after we receive due proof of death. Payment of any amount payable on surrender, partial surrender or death may be postponed whenever:

        o the New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the SEC; or

        o the SEC by order permits postponement for the protection of policyowners; or

        o an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practical or it is not reasonably practical to determine the value of net assets of the Separate Account.

We have the right to defer payment which is derived from any amount recently paid to us by check or draft, until we are satisfied the check or draft has been paid by the bank on which it is drawn.

                              GENERAL INFORMATION
--------------------------------------------------------------------------------

Statement of Values

At least once each year, we will send you a Policy statement. The statement will be mailed within 30 days of the statement date. The statement date will be on at least one of the following dates: March 31st, June 30th, September 30th and December 31st. The statement will show the Account Value, Purchase Payments made, number of Accumulation Units, accumulation unit values, and charges deducted during the statement period.

Evidence of Death, Age, Sex or Survival

We will require proof of death before we act on policy provisions relating to death of any person or persons. We may also require proof of the Age, sex, where appropriate, or survival of any person or persons before we act on any policy provision dependent upon Age, sex or survival.

Incontestability

We will not contest this Policy.

Misstatement of Age or Sex

If the Annuitant's Age or sex, where appropriate, is misstated on the policy data page, any Policy benefits or proceeds, or the availability thereof, will be determined using the correct Age and sex.

Premium Tax

Premium tax rules vary by state and change from time to time. Some states assess a tax against us upon receipt of Purchase Payments and some states upon annuitization of proceeds.

Tax assessed upon receipt of Purchase Payments: The premium tax rate shown on the policy data pages is the rate that was in effect in your state at Policy issue. To calculate any applicable premium tax in effect on the date we receive the Purchase Payment, multiply the Purchase Payment by the premium tax rate. This is the amount of any state and/or local premium tax charged to us for this Policy. We reserve the right to deduct any such tax either from your Purchase Payment(s) when received, or from proceeds later when paid. (Proceeds includes benefits from surrender, maturity and death.)

Tax assessed upon annuitization of proceeds: Since some states assess a premium tax on proceeds used to purchase income payments, we reserve the right to deduct from such proceeds any premium tax paid by us. Because state premium tax rules change from time to time, the tax rate, if any, applicable to proceeds used to purchase income payments is now shown in your Policy. You may request notification of the amount of this tax before income payments begin.

Nonparticipating

This Policy is nonparticipating. No dividends are payable.

Written Notice

Any written notice to us should be sent to our Home Office. Please include the Policy number and the Annuitant's full name.

Any notice we send you will be sent to the last known address on file with us. You should request an address change form if you move.

                             OPTIONAL PAYMENT PLANS
--------------------------------------------------------------------------------

Death Benefit and Surrender Value proceeds will be paid in one lump sum, and Maturity Value will be paid as described in the Monthly Income Benefit section. Subject to the rules stated below, however, any part of the Death Benefit or Surrender Value proceeds can be left with us and paid under an Optional Payment Plan. If you choose to leave the proceeds with us and receive payments under an Optional Payment Plan, the proceeds less any applicable premium tax will be applied to calculate your income payment. During the Annuitant's life you (or the Designated Beneficiary at your death) can choose a plan. If a plan has not been chosen at the death of the Annuitant, the Designated Beneficiary can choose a plan if the Death Benefit is to be paid.

There are several important Optional Payment Plan rules:

        o Our consent must be obtained prior to selecting an Optional Payment Plan if the Payee is not a natural person.

        o Payment made under an Optional Payment Plan at the death of the Owner, Joint Owner or Annuitant must conform with the rules in the Death Provisions section.

        o If you change a Beneficiary, your plan selection will no longer be in effect unless you request that it continue.

        o Any choice or change of a plan must be sent in writing to our Home Office.

        o  The amount of each payment under a plan must be at least $100.

        o Fixed income payments will begin on the date we receive proof of the Annuitant's death, on surrender, or on the Policy's Maturity Date.

        o Variable income payments will begin within seven days after the date payments would begin under the corresponding fixed option.

        o Payments under Plan 4 will begin at the end of the first interest period after the date proceeds are otherwise payable.

Fixed Income Options

Optional Payment Plans 1 through 5 are available as fixed income options. Any amount left with us under a fixed income option will be transferred to our General Account. Payments made will equal or exceed those required by the state where this Policy is delivered.

Variable Income Options

Optional Payment Plans 1 and 5 are available as variable income options. This means that income payments, after the first, will reflect the investment experience of the Investment Subdivisions of the Separate Account.

Proceeds may be allocated to one or more Investment Subdivisions of the Separate Account. The first income payment is determined based upon the plan chosen and the amount of proceeds applied to the plan. The dollar amount of subsequent income payments is determined by means of Annuity Units.

The number of Annuity Units will be determined at the time income payments begin and will remain fixed unless transferred (as described below). The number of Annuity Units for an Investment Subdivision is (a) divided by (b), where:

        (a) is the portion of the first income payment attributable to that Investment Subdivision; and

        (b) is the Annuity Unit value for that Investment Subdivision seven days before that income payment is due.

After the first income payment, each subsequent income payment is a dollar amount equal to the sum of the income payment amounts for each Investment Subdivision. The income payment amount for an Investment Subdivision is the number of Annuity Units for that Investment Subdivision times the Annuity Unit value for that Investment Subdivision seven days before the payment is due.

Annuity Unit Value: The Annuity Unit value of each Investment Subdivision for any Valuation Period is equal to (a) multiplied by (b) divided by (c) where:

        (a) is the net investment factor for the Valuation Period for which the Annuity Unit value is being calculated;

        (b) is the Annuity Unit value for the preceding Valuation Period; and

        (c) is a daily Assumed Interest Rate factor adjusted for the number of days in the Valuation Period.

The Assumed Interest Rate factor is equal to one plus the Assumed Interest Rate. The Assumed Interest Rate is the interest rate used to calculate the initial variable payment. Plan 1 and Plan 5 tables shown under the Payment Plans section use an Assumed Interest Rate of 3%.

Annuity Units may be transferred upon request. The number of Annuity Units for the new Investment Subdivision is (a) times (b), divided by (c), where:

        (a) is the number of Annuity Units for the current Investment
            Subdivision;

        (b) is the value of the Annuity Unit for the current Investment Subdivision; and

        (c) is the value of the Annuity Unit for the new Investment Subdivision.

Payment Plans

The fixed income options are shown below. Variable income options, with an Assumed Interest Rate of 3%, have the same monthly payment rate per $1000 as the fixed income options shown in the Plan 1 and Plan 5 Tables. The monthly payment rate is based on the 1983 Table `a', using 3% interest. Other plans may be available upon request.

Plan 1. Life Income with Period Certain. We will make monthly payments for a guaranteed minimum period. If the Payee lives longer than the minimum period, payments will continue for his or her life. The minimum period can be 10, 15 or 20 years. Payments will be according to the table below.

Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the Payee dies before the end of the guaranteed period, the amount of remaining payments for the minimum period will be discounted at the same rate used in calculating income payments. Discounted means we will deduct the amount of interest each remaining payment would have earned had it not been paid out early. The discounted amounts will be paid in one sum to the Payee's estate unless otherwise provided.

                                  Plan 1 Table

Monthly payment rates for each $1,000 of proceeds under Plan 1.
----------------------------------------------------------------------------------------------------------------------------------
Settlement         Male Payee                 Female Payee       Settlement         Male Payee                  Female Payee
          ----------------------------  ------------------------            --------------------------  --------------------------
   Age    10 Years 15 Years 20 Years  10 Years 15 Years 20 Years    Age     10 Years 15 Years 20 Years  10 Years 15 Years 20 Years
          Certain  Certain  Certain   Certain  Certain  Certain             Certain  Certain  Certain   Certain  Certain  Certain
----------------------------------------------------------------------------------------------------------------------------------
   20      $2.90   $2.90    $2.89      $2.81    $2.81    $2.81       65      $5.51    $5.22    $4.86     $4.91    $4.77    $4.58
   25       3.00    2.99     2.99       2.88     2.88     2.88       66       5.66     5.33     4.92      5.03     4.88     4.65
   30       3.11    3.11     3.10       2.97     2.97     2.97       67       5.81     5.43     4.99      5.17     4.99     4.73
   35       3.26    3.25     3.24       3.09     3.08     3.08       68       5.97     5.54     5.05      5.31     5.10     4.80
   40       3.45    3.43     3.41       3.23     3.23     3.22       69       6.13     5.65     5.10      5.46     5.21     4.88
   45       3.68    3.66     3.62       3.42     3.41     3.39       70       6.30     5.75     5.16      5.62     5.33     4.95
   50       3.98    3.94     3.88       3.65     3.64     3.61       71       6.48     5.85     5.21      5.79     5.45     5.02
   51       4.05    4.00     3.93       3.71     3.69     3.66       72       6.66     5.95     5.25      5.97     5.57     5.08
   52       4.12    4.07     3.99       3.77     3.74     3.71       73       6.84     6.05     5.29      6.15     5.69     5.14
   53       4.20    4.14     4.05       3.83     3.80     3.76       74       7.02     6.14     5.33      6.34     5.81     5.20
   54       4.28    4.21     4.11       3.89     3.86     3.82       75       7.20     6.23     5.36      6.54     5.92     5.25
   55       4.36    4.29     4.18       3.96     3.93     3.88       76       7.39     6.31     5.39      6.74     6.03     5.29
   56       4.45    4.37     4.24       4.03     3.99     3.94       77       7.57     6.39     5.41      6.95     6.13     5.33
   57       4.55    4.45     4.31       4.11     4.07     4.00       78       7.75     6.46     5.43      7.15     6.23     5.36
   58       4.65    4.53     4.38       4.19     4.14     4.07       79       7.93     6.52     5.45      7.36     6.32     5.39
   59       4.75    4.62     4.45       4.28     4.22     4.13       80       8.09     6.58     5.47      7.57     6.41     5.42
   60       4.86    4.72     4.52       4.37     4.30     4.20       81       8.26     6.63     5.48      7.78     6.48     5.44
   61       4.98    4.81     4.59       4.46     4.39     4.27       82       8.41     6.67     5.49      7.97     6.55     5.46
   62       5.10    4.91     4.65       4.56     4.48     4.35       83       8.56     6.71     5.49      8.16     6.60     5.47
   63       5.23    5.01     4.72       4.67     4.57     4.42       84       8.69     6.74     5.50      8.34     6.65     5.48
   64       5.37    5.11     4.79       4.79     4.67     4.50     85&over    8.81     6.77     5.50      8.50     6.70     5.49
----------------------------------------------------------------------------------------------------------------------------------

Values for ages not shown will be furnished upon request.

Plan 2. Income for a Fixed Period. We will make periodic payments for a fixed period, not longer than 30 years. Payments can be annual, semi-annual, quarterly or monthly. Payments will be made according to the table below. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest and the amount of any payment. If the Payee dies, the amount of the remaining guaranteed payments will be discounted to the date of the Payee's death at the same rate used in calculating income payments. The discounted amount will be paid in one sum to the Payee's estate unless otherwise provided.

                                  Plan 2 Table
Monthly payment rates for each $1,000 of proceeds under Plan 2.
------------------------------------------------------------------------------------------------------------------------------------

 Years
Payable         1       2       3       4       5       6       7       8       9       10      11      12      13      14      15
------------------------------------------------------------------------------------------------------------------------------------
Monthly
Payment     $84.47    $42.86  $28.99  $22.06  $17.91  $15.14  $13.16  $11.68  $10.53  $9.61   $8.86   $8.24   $7.71   $7.26   $6.87
====================================================================================================================================
 Years
Payable         16      17      18      19      20      21      22      23      24      25      26      27      28      29      30
------------------------------------------------------------------------------------------------------------------------------------
Monthly
Payment      $6.53    $6.23    $5.96   $5.73   $5.51   $5.32   $5.15   $4.99   $4.84  $4.71   $4.59   $4.47   $4.37   $4.27   $4.18
------------------------------------------------------------------------------------------------------------------------------------

Annual, semi-annual or quarterly payments are determined by multiplying the monthly payment by 11.838, 5.963 or 2.992, respectively.

Plan 3. Income of a Definite Amount. We will make periodic payments of a definite amount. Payments can be annual, semi-annual, quarterly or monthly. The amount paid each year must be at least $120 for each $1,000 of proceeds. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. Unpaid proceeds will earn interest at

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

3% compounded yearly. We may increase the interest rate. If we do, the payment period will be extended. If the Payee dies, the amount of the remaining proceeds with earned interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 4. Interest Income. We will make periodic payments of interest earned from the proceeds left with us. Payments can be annual, semi-annual, quarterly or monthly, and will begin at the end of the first period chosen. Proceeds left under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the Payee dies, the amount of remaining proceeds and any earned but unpaid interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 5. Joint Life and Survivor Income. We will make monthly payments to two Payees for a guaranteed minimum of 10 years. Each Payee must be at least 35 years old when payments begin. The guaranteed amount payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. Payments will continue as long as either Payee is living. If both Payees die before the end of the minimum period, the amount of the remaining payments for the 10 year period will be discounted at the same rate used in calculating the monthly income. The discounted amount will be paid in one sum to the survivor's estate unless otherwise provided.

                                  Plan 5 Table
Monthly payment rates for each $1000 of proceeds under Plan 5.
------------------------------------------------------------------------------------------------------
Male Settlement                                  Female Settlement Age
               ---------------------------------------------------------------------------------------
     Age         35      40      45      50      55      60      65      70      75      80   85&over
------------------------------------------------------------------------------------------------------
     35        $2.95   $3.02   $3.07   $3.12   $3.16   $3.19   $3.21   $3.23   $3.24   $3.25   $3.26
     40         2.99    3.07    3.15    3.22    3.28    3.33    3.37    3.40    3.42    3.43    3.44
     45         3.02    3.11    3.21    3.31    3.41    3.49    3.55    3.60    3.64    3.66    3.68
     50         3.04    3.15    3.27    3.40    3.53    3.65    3.76    3.84    3.90    3.94    3.97
     55         3.05    3.18    3.32    3.48    3.65    3.82    3.98    4.12    4.22    4.29    4.33
     60         3.07    3.20    3.35    3.54    3.75    3.97    4.21    4.42    4.60    4.73    4.80
     65         3.07    3.21    3.38    3.58    3.82    4.11    4.42    4.74    5.03    5.25    5.39
     70         3.08    3.22    3.39    3.61    3.88    4.21    4.60    5.04    5.47    5.84    6.09
     75         3.08    3.22    3.40    3.63    3.92    4.28    4.74    5.28    5.87    6.42    6.82
     80         3.09    3.23    3.41    3.64    3.94    4.33    4.82    5.45    6.18    6.91    7.50
  85&over       3.09    3.23    3.41    3.65    3.95    4.35    4.87    5.55    6.37    7.26    8.00
------------------------------------------------------------------------------------------------------

Figures for intermediate ages, for two males or two females will be furnished upon request.

Settlement Age: The settlement age is the Payee's age last birthday on the date payments begin, minus an age adjustment from the table below. The age adjustment cannot exceed the age of the Payee.

      ---------------------------------------------------------------------
              Year Payments Begin                     Age
           After              Prior To             Adjustment
      ---------------------------------------------------------------------
          ----                 2001                     0
          2000                 2026                     3
          2025                 2051                     7
          2050                 ----                    10
      ---------------------------------------------------------------------

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